Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Nuveen Long/Short Commodity Total Return Fund of our report dated July 18, 2012 relating to the financial statements of Nuveen Long/Short Commodity Total Return Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

July 18, 2012